                                                                     EXHIBIT 5.1

               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                 November 17, 2003

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                   Re:   Empire Resorts, Inc.
                         --------------------

Ladies and Gentlemen:

            We have acted as counsel to Empire  Resorts,  Inc.  (formerly  Alpha
Hospitality Corporation),  a Delaware corporation (the "Company"), in connection with the filing of its  registration  statement  on Form S-3 (the  "Registration
Statement")  relating to 679,149 shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), as more particularly  described in the
Registration Statement.

            We advise you that we have examined originals or copies certified or otherwise  identified to our  satisfaction of the  Registration  Statement,  the
Prospectus  forming  a part  thereof  (the  "Prospectus"),  the  Certificate  of
Incorporation,  By-laws and corporate proceedings of the Company, and such other documents,  instruments and certificates of officers and  representatives of the
Company and of public officials, and we have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter  expressed.  In making such examination,  we have assumed the genuineness of all signatures, the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

            On the basis of the foregoing, we are of the opinion that the Shares have been duly and validly issued and are fully paid and non-assessable.

            We  express  no  opinion  as to any laws  other than the laws of the
State of New York, the General  Corporation Law of the State of Delaware and the
federal laws of the United States of America.

November 17, 2003

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement and to the reference  made to our firm under the caption
"Legal Matters" in the Prospectus.

                          Very truly yours,
                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP